Private & Confidential

To: **Star Leader Trading Limited** (the "**Borrower**")
7F-1, No.633, Sec 2, Taiwan Blvd,
Xitun Dist, Taichung City, Taiwan

Date: 4th March 2021
Our Ref.: CR210024FL

Dear Sirs,
敬啓者，

Banking Facility

We are pleased to advise you that we are prepared to make available to you the following banking facility up to a limit of US$1,200,000 or the equivalent at the Bank's spot selling rates from time to time in other freely available and convertible currencies ("**Equivalent Amount**") (such Facility, the "**Facility**") subject, in the Bank's opinion, to such currencies being available (such amount(s) the "**Global Limit**") upon the following terms and conditions. The Facility will expire on 31st January 2022 unless extended by the Bank at its sole discretion. This Letter will supersede all previous facility letters signed between you and us.

1. **Facility:**

(a) **Short Term Loan for US$1,200,000**

Interest Rate:
At 1.75% per annum over Cost of Funds fixed on the advances date

Maximum Tenor:
90 days

Interest Payment:
Payable monthly

Security:
1. 50% Fixed Deposit for the total outstanding utilization amount due under Facility (a) shall be placed with and pledged to the Taishin Banking Group (the "Secure Ratio").

   i) In case the currencies of advance and fixed deposit are different, the eligible value of the pledged fixed deposit shall be equal to 90% of the equivalent of the fixed deposit at the spot rate determined by the Bank;

   ii) The Secure Ratio will be tested on a weekly basis. If the Secure Ratio is failed to achieve, the Borrower shall provide additional fixed deposit pledged to the Bank within 3 business days after notice, so that the Secure Ratio shall reach our standard as may be set by the Bank at the time;

   iii) If at any given time the Borrower fails to comply with the above-mentioned conditions within 3 business days after notice, it will constitute an Event of Default under Facility Letter; and

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iv) The exchange rates applied to the calculations shall be determined by the Bank and such determination (save for manifest error) shall be binding on the Borrower.

Interest Calculation:
Interest will accrue on a daily basis and will be calculated by reference to the number of days elapsed in a year, which is listed below (in both ordinary and leap years):
Hong Kong Dollar, Pound Sterling, Singapore Dollar, South African Rand – 365 days,
Australian Dollar, Canadian Dollar, Swiss Franc, Renminbi, Euro, Japanese Yen, New Zealand Dollar, United States Dollar – 360 days.

General Conditions:

1. The monthly average deposit balance (including pledged deposit) of the Borrower with the Bank shall not be less than 80% of the average utilization amount. In case the Borrower is failed to achieve the abovementioned condition, Facility (a) will be suspended.

2. The total outstanding utilization amount due under Facility (a) shall exceed US$1,000,000 in case the following Minimum Cash Inflow is complied. Cash inflows from the related parties of the Borrower will not be counted.

Period	Minimum Cash Inflow
From 26 February 2021 to 26 August 2021	US$2,000,000
From 27 August 2021 to 26 November 2021	US$2,000,000

In case the Borrower is failed to achieve the abovementioned condition, the Security for Facility (a) shall be increase to 80% Fixed Deposit for total utilization amount due under the Facility (a).

1A. Interpretation:

In this Letter:

"**Advance**" means an advance made by the Bank under any of the Facilities;

"**Associate**" means, in relation to any person, a company or body corporate which is such person's direct or indirect holding companies, subsidiaries or affiliated companies or such person's other branches, in Hong Kong or elsewhere;

"**Bank**" means Taishin International Bank Co., Ltd. Hong Kong Branch (incorporated in Taiwan with limited liability). It is duly licensed to carry on banking business in Hong Kong, and carries on such business in Hong Kong;

"**Bank Account**" means any one or more or all of statement savings account, current account, time deposit account, reserve account and any other forms of accounts of similar nature now or hereafter maintained in the Borrower's name with the Bank;

"**Banking Service**" means the services in respect of the Bank Account or any other similar forms of bank accounts and other types of banking service, including, without limitation, remittance service provided or to be provided by the Bank to the Borrower from time to time;

"**Borrowings**" means the consolidated outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness (including guarantees and indemnities in respect of such Financial Indebtedness) of the Group;

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"**Business Day**" means Monday to Friday (excluding public holidays) in Hong Kong and (in relation to any date for payment of United States Dollars) New York City and (in relation to any date for payment of any currency other than Hong Kong Dollar and United States Dollars) the place of the principal financial centre of that currency;

"**Cost of Funds**" means the actual cost to the Bank of funding the Loan;

"**Daily Simple SOFR**" means, for any day, SOFR, with a 5 Business Day lookback; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion;

"**Event of Default**" means any event of default as described in clause 14 hereof;

"**Financial Statement**" means a set of financial statements prepared in accordance with HKFRS, accounting practices and financial reference periods consistent applied;

"**Guarantors**" means CHIANG JING-BIN (江靖斌), holder of Taiwan I.D. No. D120602620, J-Star Holding Co., Ltd., a company incorporated under the laws of Cayman Islands with incorporation number 311683 and 源川國際股份有限公司, a company incorporated under the laws of Taiwan with incorporation number 54902977;

"**HIBOR**" means the annual rate of interest applicable for each interest period in respect of an advance determined conclusively, in the absence of manifest error, by the Bank to be the rate (rounded up, if necessary, to the nearest integral multiple 1/16 per cent.) at which Hong Kong Dollar deposits in amounts comparable to the amount of the advance are offered to the Bank for that interest period to prime banks in the Hong Kong inter-bank market at or about 11:00 a.m. (Hong Kong time) on the first day of that interest period;]

"**HKFRS**" means the Hong Kong Financial Reporting Standards issued by the Hong Kong Institute of Certified Public Accountants;

"**Hong Kong**" means Hong Kong Special Administrative Region;

"**Letter**" means this facility letter and the schedule attached hereto, including any amendment thereto;

"**LIBOR**" means the annual rate of interest applicable for each interest period in respect of an advance determined conclusively, in the absence of manifest error, by the Bank to be the rate (rounded up, if necessary, to the nearest integral multiple 1/16 per cent.) at which United States Dollar deposits in amounts comparable to the amount of the advance are offered to the Bank for that interest period to prime banks in the London inter-bank market at or about 11:00 a.m. (London time) on the first day of that interest period;

"**Loan**" means the total principal sums due by the Borrower to the Bank for the time being;

"**Loan Documents**" means this Letter and other financing documents or agreements executed or to be executed by the Borrower, and includes any documents ancillary or supplemental thereto;

"**Security Documents**" means the documents referred to in clause 9;

"**SOFR**" means with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a

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successor administrator of the secured overnight financing rate) on the website of Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) from time to time on the immediately succeeding Business Day; and

"Taishin Banking Group" means Taishin International Bank Co., Ltd (incorporated in Taiwan with limited liability) and all its branches in the world (including the Bank);

1B. Purpose of Facility:

The Short Term Loan Facility shall be used for general working capital of the Borrower.

Each of the abovementioned purpose is called **"Facility Purpose"**.

2. Limit:

Unless otherwise agreed by the Bank, the Borrower shall ensure that the aggregate outstanding in respect of each Facility shall not exceed the relevant limit of such Facility (each a **"Sub-limit"**). Notwithstanding anything contained in this Letter, the Bank reserves the right at its sole discretion at any time to re-allocate the Sub-limits of the Facilities to the Borrower and (ii) unless otherwise agreed by the Bank, the total amount outstanding under this Letter shall not exceed the Global Limit.

3. Conditions Precedent:

The availability of the Facility is conditional upon completion and delivery of the following documentation, items and evidence in a form acceptable to the Bank:

(a) this Letter duly executed by the Borrower;
(b) the Bank's standard form Charge on Deposit (Borrower as Chargor) duly executed by the Borrower;
(c) the Bank's standard form Deed of Guarantee duly executed by the Guarantors;
(d) the Bank's standard form Promissory note for US$1,200,000 duly issued and executed by the Borrower and the Guarantors;
(e) such other documents, items or evidence as the Bank may require.
(f) in the case that the Borrower is a company,
    (i) a certified true copy of the resolutions duly passed by the board of directors of the Borrower authorizing and approving the Facility in the form satisfactory to the Bank, on behalf of the Borrower; and
    (ii) a certified true copy of a list of all current directors, together with the specimen signature of each director of the Borrower attending the board of directors' meeting of the Borrower duly convened and constituted approving and accepting the Facility.

4. Default Interest:

If the Borrower fails to pay principal, interest or other amounts on their due date, interest will accrue and be payable on the overdue amount from the due date until payment in full (both before and after judgement) at 110% per annum of the relevant interest rate for the relevant Facility determined in accordance with Clause 1 above. Interest accrued on any overdue amount shall be paid on demand and, if payment is not made when required, shall be compounded at the end of each successive funding period considered appropriate by the

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Bank by being added to the overdue amount and shall bear interest calculated at the same rate and on the same basis.

5. **Facility Fees:** Waived.

6. **Alternative Basis:**

The Bank may switch from LIBOR or HIBOR or Daily Simple SOFR (as the case may be) to its Cost of Funds plus the applicable interest margin (and default interest margin, where applicable) specified in this Letter in its calculation of interest payable on the Loan or unpaid amounts if LIBOR or HIBOR or Daily Simple SOFR (as the case may be) is not available or if the Bank reasonably determines that its costs of funding the Loan or unpaid amounts are higher than LIBOR or HIBOR or Daily Simple SOFR (as the case may be). Such alternative interest calculation shall continue to apply until the Bank determines otherwise and notifies the Borrower accordingly.

If an IBOR Replacement Event has occurred in relation any IBOR for a currency of a loan, any amendment or waiver which relates to:

(i) providing for the use of a Replacement Benchmark in relation to that currency in place of the affected IBOR; and

(ii) (A) aligning any provision of any Loan Document and Security Document to the use of that Replacement Benchmark;

(B) enabling that Replacement Benchmark to be used for the calculation of interest under the Loan Documents and the Security Documents (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of that document);

(C) implementing market conventions applicable to that Replacement Benchmark;

(D) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(E) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation),

shall be made if required by the Bank.

In this clause 6:

"IBOR" means any interbank offered rate, which may, without limitation, be HIBOR or LIBOR.

"Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

"Replacement Benchmark" means a benchmark rate which is:

(i) formally designated, nominated or recommended as the replacement for an IBOR by:

(A) the administrator of that IBOR (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that IBOR); or

(B) any Relevant Nominating Body,

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and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (B) above; or

(ii) in the opinion of the Bank, generally accepted as the appropriate successor to an IBOR.

"IBOR Replacement Event" means, in relation to an IBOR:

(i) the methodology, formula or other means of determining that IBOR has, in the opinion of the Bank, materially changed;

(ii) (A) (1) the administrator of that IBOR or its supervisor publicly announces that such administrator is insolvent; or

(2) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that IBOR is insolvent,

provided that, in each case, at that time, there is no successor administrator to continue to provide that IBOR;

(B) the administrator of that IBOR publicly announces that it has ceased or will cease to provide that IBOR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that IBOR;

(C) the supervisor of the administrator of the IBOR publicly announces that such IBOR has been or will be permanently or indefinitely discontinued; or

(D) the administrator of that IBOR or its supervisor announces that that IBOR may no longer be used; or

(iii) the administrator of that IBOR determines that that IBOR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(A) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Bank) temporary; or

(B) that IBOR is calculated in accordance with any such policy or arrangement for a period no less than the period of seven (7) days; or

(iv) in the opinion of the Bank, that IBOR is otherwise no longer appropriate for the purposes of calculating interest under the Loan Documents and/or Security Documents.

7. Payments:

(a) All payments by the Borrower are to be made to the Bank in accordance with the Bank's discretion in such currency as the Facility is denominated in immediately available funds without set-off or counterclaim and free and clear and without any deduction or withholding for any taxes, duties or any other charges whatsoever.

(b) If the Borrower is for any reason obliged to make any deduction from any payment it will pay such additional amounts to the Bank as will ensure that the Bank receives the amount it would have received but for such deduction.

(c) Any payment to be made by the Borrower or which is otherwise due on a Business Day shall instead be due on the next Business Day in the same calendar month and, if none, on the immediately preceding Business Day.

8. Demand Facility:

(a) Notwithstanding any other provision of this Letter, the Bank shall be entitled at any time in its sole discretion to cancel the Facility and/or to demand immediate repayment or payment (as the case may be) of all principal, interest, fees and other

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amounts outstanding under this Letter ("**Liabilities**") and/or to require the Borrower immediately to provide full cash collateral in respect of the Liabilities (whereupon the Facility shall be so cancelled and/or the Liabilities shall be immediately so payable and/or such cash collateral shall be so provided). Further, the Borrower agrees and acknowledges that the Borrower shall in no way dispute or contest the validity or legality of the Bank's exercise of the right of termination as aforesaid.

(b) All monies received by the Bank at any time after the Bank has exercised its rights under aforesaid sub-clause (a) above shall be applied, subject to any prior ranking claims and the right of the Bank to place them in a suspense account pursuant to the Loan Documents and/or the Security Documents:

first: in or towards discharging all costs and expenses incurred by the Bank in perfecting, preserving, enforcing or attempting to so perfect, preserve or enforce its rights under this Letter, the Loan Documents and the Security Documents;

secondly: in or towards discharging all unpaid Liabilities in such order and manner as the Bank may prescribe;

thirdly: subject to the rights of third parties of which the Bank has actual notice, any balance in payment to the Borrower.

9. Security:

As a continuing security for all amounts due and owing from the Borrower to the Bank, whether in respect of the Facility or otherwise, the Bank requires the particulars of Security and Security Documents as set out in Schedule B hereto to and/or other documents to be delivered by the Borrower.(in such form and substance satisfactory to the Bank).

10. Prepayment:

Subject to sub-clause 8(a), any prepayment of the Advance or Loan shall be subject to the prior consent of the Bank and subject to such terms and conditions as the Bank may impose from time to time at its sole discretion.

11. Certificates:

Any certificate or determination of the Bank as to the Advance or the Loan or any rate of interest or any other amount pursuant to and for the purposes of this Facility shall, in the absence of manifest error, be conclusive and binding on the Borrower.

12. Fees and Expenses:

Whether or not any monies are advanced to the Borrower pursuant to this Letter or otherwise, the Borrower shall pay forthwith upon demand by the Bank all costs and expenses (including, but not limited to, debt collection agents', legal and other professional advisers' fees) reasonably and properly incurred by the Bank in connection with the preparation, negotiation and entry into of, or in perfecting, preserving or protecting any rights under, or in exercising or enforcing or attempting to exercise or enforce any rights under this Letter, the Loan Documents and the Security Documents to be given by the Borrower or other security providers.

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The Borrower shall, without limitation to the generality of the preceding paragraphs, pay all stamp, documentary, registration or other like duties (including any duties payable by the Bank) imposed on or in connection with this Letter, the Loan Documents and the Security Documents and shall fully indemnify the Bank, its officers, employees or agents against any and all liabilities arising by reason of any delay or omission by the Borrower to pay such duties.

13. Representation, Warranties and Undertakings:

The Borrower represents and warrants to and undertakes with the Bank as follows:-

(a) The Borrower will keep and prepare its books of account and financial statements in accordance with applicable law and generally accepted accounting principles and practices in Hong Kong.

(b) The Borrower shall deliver to the Bank:

(i) as soon as available, and in any event within 180 days after the end of each of its financial years, copies of its audited (and, as appropriate, consolidated) accounts and the related directors' and auditors' reports for each financial year of the Borrower and as soon as reasonably required by the Bank, all such other information relating to its financial condition and business as the Bank may request;

(ii) with reasonable promptness, details of any material litigation, arbitration or administrative proceeding current or, to its knowledge, threatened by or against it.

(c) The Borrower will notify the Bank promptly of any change of its directors or beneficial shareholders or any amendment to its memorandum or articles of association.

(d) The Borrower will promptly notify the Bank upon becoming aware of any factor which may inhibit, impair or delay performance by the Borrower or any security providers of their obligations under the Security Documents.

(e) The Borrower warrants to the Bank that it has not taken or received and it will not take or receive any security from the other Borrower. Any such security or benefit so taken by a Borrower shall be held on trust by it to the Bank as a continuing security for all the Borrower's indebtedness.

The Borrower further represents and warrants to and undertakes with the Bank as follows:-

(a) it is duly incorporated and validly existing under the laws of its place of incorporation as a limited liability company with full power, authority and legal capacity to carry on its business as it is now being conducted and to own its property and assets;

(b) it has all legal power and authority to enter into and perform all its obligations under this Letter and any transaction contemplated hereunder and no limitation on its powers or (in the case of a limited company) the powers of its directors will be exceeded by doing so;

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(c) the obligations of the Borrower under this Letter are direct, general and unconditional obligations;

(d) the execution and delivery of, and the performance of the provisions of this Letter by the Borrower do not (i) contravene any existing law or direction applicable to the Borrower, or (ii) contravene any contractual restriction binding on the Borrower, or (iii) create or result in or (except as may be provided herein) oblige the Borrower to create any incumbrance on the whole or any part of its assets;

(e) the Borrower is not and is not deemed to be insolvent or unable to pay its debts as they fall due and it is not aware of any steps, actions, claims or legal proceedings being started or threatened against itself or any of its revenues or assets;

(f) all necessary governmental authorizations (if any) for the Borrower to execute this Letter have been obtained and are in full force, validity and effect, and, as of the date of this Letter, no further governmental or other authorizations are necessary for the performance by the Borrower of its obligations hereunder;

(g) the information, records, accounts (whether audited or not) and reports furnished by the Borrower and delivered to or made available to the Bank in connection with the negotiation, preparation, execution and performance of this Letter and/or in connection with the advance or continuance of any facilities are true and accurate in all material respects, and not misleading and do not omit material facts and all reasonable enquiries have been made to verify the facts and statements contained in them and in the case of accounts, have been prepared in accordance with generally accepted accounting principles and practices in the country of incorporation of the Borrower consistently applied (applicable to a limited company only); since the date of such information, there has been no material adverse change in the financial condition of the Borrower; and

(h) no litigation, arbitration or administrative proceedings are currently taking place or pending or, to its knowledge, pending or threatened, which might, if adversely determined, have a material adverse effect on the assets, business or financial condition of the Borrower or the ability of the Borrower to perform its obligations under this Letter or discharge any of its indebtedness.

In addition, the Borrower hereby further represents and warrants to and undertakes with the Bank:-

(a) the Facility Purpose is lawful in accordance with laws applicable to the Borrower and the Bank, and the Borrower shall utilize each of the Facilities for its Facility Purpose only;

The above representations, warranties and undertakings are deemed to be made by the Borrower(s) by reference to the facts then existing during the period where the Facility/Facilities or any part thereof remain outstanding.

14. Event of Default:

Any of the following events shall constitute an Event of Default:-

(a) the failure of the Borrower to pay any principal, interest, fees, charges or other costs and expenses payable to the Bank on the due date(s), in the currency(ies) and in the

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manner stipulated herein, other Security Documents, relevant Loan Documents or otherwise;

(b) for any reason whatsoever, the failure of the Borrower to discharge or perform promptly and punctually any of its obligations in respect of this Letter or any loan or security document to which the Borrower is a party; or to perform any undertakings (whether positive or negative) or obligations to the Bank howsoever and whenever arising;

(c) the Borrower fails to pay or settle any money, debts and liabilities owing or incurred, due but unpaid to the Bank in any manner howsoever or on any account whether as principal or surety and whether alone or jointly with any other person, firm or corporation;

(d) any of the Borrower's representations, warranties, undertakings or statements when made or deemed to be made or repeated under this Letter, and/or any other agreement with the Bank or any information or agreement provided by the Borrower to the Bank being incorrect or misleading in any respect or the Borrower is in breach of any such representations, warranties, undertakings or statements;

(e) any distress, attachment, sequestration, execution or other legal process is levied, enforced or sued on or against any asset of the Borrower which are subject to the security documents executed in favour of the Bank;

(f) in the reasonable opinion of the Bank, an event which will have a material adverse effect on the financial position including, without limitation, the sale, disposal or compulsory acquisition (other than in the normal course of trading or on terms previously approved in writing by the Bank) of any of the Borrower's assets or any part thereof from time to time considered by the Bank to be material, or affect or prevent the ability of the Borrower and/or any third party security provider in respect of the Borrower's liabilities (the **"relevant party(ies)"**) to perform its/their obligations under this Letter and/or Loan Document and/or Security Document;

(g) occurrence of a default hereunder and/or under any agreement or instrument evidencing or securing the Borrower's indebtedness or any such indebtedness becomes payable or capable of being declared payable before its agreed maturity and is not paid when due;

(h) any action, legal proceedings or other procedure or step is taken in relation to:-

    (i) the suspension of payments, a moratorium of any indebtedness, winding-up, bankruptcy, dissolution, administration, judicial management, provisional supervision or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

    (ii) an arrangement, assignment or composition with any creditor of the Borrower;

    (iii) a liquidator, receiver, trustee, judicial manager, administrator, administrative receiver, compulsory manager, provisional supervisor or other analogous officer in respect of the Borrower or any of its assets is appointed; or

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(iv) enforcement of any security over any assets or properties of the Borrower, or any analogous procedure or step is taken in any jurisdiction;

(i) the Borrower and/or the relevant party fails to perform any obligations or duties on their respective part provided in this Letter and/or any loan or security document which is not capable of remedy or, if it can be remedied, has not been remedied within seven (7) calendar days or any such other period as otherwise specified by the Bank;

(j) any governmental, tax, monetary or other consent, permit and approval required of the Borrower or the relevant party under this Letter or Loan Document or Security Document is withdrawn or is revised in a way prejudicial to the Bank;

(k) any event or matter occurs which constitutes or with the passing of time or the giving of notice or both, would constitute an event of default under any other agreement to which the Borrower is a party;

(l) any security on or over any assets or properties of the Borrower or the relevant party (whether present or future) becomes enforceable;

(m) (applicable to a limited company only) the Borrower ceases to carry on the core business it carries on at the date hereof or any substantial part thereof;

(n) (applicable to a limited company only) any change in the legal or beneficial owner(s) of any of the Borrower without the prior written consent of the Bank;

(o) this Letter, any security or other ancillary documents is/are not, or ceases to be, in full force and effect;

(p) the occurrence of any event which under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in this clause 14;

(q) if the Borrower dies or becomes of unsound mind;

(r) any governmental authority permits or procures or threatens to permit or procure any reorganization, transfer or expropriation of substantial part of the business or assets of the Borrower;

(s) if the Borrower shall become impossible or unlawful in Hong Kong for the Borrower to fulfill any of its undertakings or obligations specified herein; or

Upon occurrence of any of the Event of Default, all amounts (including principal and interest accrued thereon) due or owing by the Borrower to the Bank shall become immediately due and payable by the Borrower without further demand or other legal formality of any kind and the Bank shall not be required to provide any further services, accommodation or make any further advances under any of the facilities to the Borrower.

Further, the Bank is at liberty to exercise its rights under this Letter, Loan Documents and Security Documents to sell or dispose of the security delivered by the Borrower in favour of the Bank without prior consent of or prior notice to the Borrower for the satisfaction of the indebtedness in full and to pay to the Borrower, his legal representative and beneficiaries any remaining balance after the satisfaction of the indebtedness at the time of making such payment.

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The Borrower is obliged to forthwith notify the Bank after the occurrence of the Event of Default or any event which, with the giving notice or the lapse of time and/or upon the Bank making any necessary certification and/or determination under clause 14, might constitute an Event of Default.

15. Third Party Rights:

(a) Without prejudice to sub-clause 15(c), a person who is not a party to this Letter has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the Laws of Hong Kong) (the "**Third Parties Ordinance**") to enforce or to enjoy the benefit of any term of this Letter.

(b) Notwithstanding any provision specified herein, the consent of any person who is not a party to this Letter is not required to rescind or vary this Letter at any time.

(c) Any director, officer, employee, affiliate or agent of the Bank may, by virtue of the Third Parties Ordinance, rely on any provision herein (including without limitation any indemnity, limitation or exclusion of liability) which expressly confers rights or benefits on that person.

16. Assignment:

(a) The Borrower may not assign or transfer any or all of its rights or obligations under this Letter.

(b) The Bank may at any time transfer all or any part of its rights and/or of its obligations under this Letter.

(c) The Bank may disclose to any person proposing to enter into contractual arrangements with it in relation to any or all of the Loan Documents such information about the Borrower and this transaction as it may think fit. The Borrower, if individual, agrees to the use by the Bank of the personal data of the Borrower in accordance with clause 24.

17. Uncommitted Facilities:

Notwithstanding any other provision of this Letter, the Facility are made available on an uncommitted basis and the Bank shall have a sole discretion as to whether or not it permits any drawdown of the Facility.

18. Miscellaneous:

(a) Time shall be of the essence of this Letter, but no failure or delay on the part of the Bank to exercise or enforce any right or remedy will operate as a waiver thereof, nor will any single or partial or defective exercise of any right or remedy preclude any other exercise or enforcement thereof or the exercise of any other right or remedy. The rights and remedies in this Letter are cumulative, may be exercised as often as the Bank considers appropriate and are not exclusive of any rights or remedies provided by law. Should there be a change of address to which notices must be sent, the Borrower must promptly inform the Bank. Such changes shall not be effective until duly entered in the Bank's records.

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(b) Each of the provisions of this Letter is severable and distinct from the other and, if one or more of such provisions is or becomes illegal, prohibited, invalid or unenforceable in any jurisdiction, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction.

(c) The Borrower agrees that at any time and from time to time upon the written request of the Bank, the Borrower shall promptly and duly execute and deliver any and all such further instruments and documents as the Bank may deem desirable for the purpose of obtaining the full benefit of this Letter and of the rights and powers granted to the Bank herein.

(d) The Bank shall be entitled to exercise, at any time and without notice, its rights to set-off and lien in or towards satisfaction of the Borrower's indebtedness or liabilities (whether present or future, actual or contingent, primary or collateral, several or joint) to the Bank in respect of the Facility/Facilities whenever due or by reason of acceleration of payment provided therein.

(e) In case there is any difference between the terms and conditions of this Letter and other Loan Documents, the provisions herein shall prevail.

19. LIEN SET-OFF AND CONSOLIDATION:

(a) In addition and without prejudice to any general or banker's lien, right to set-off or similar rights to which the Bank is entitled by law, the Bank for itself or as agent for any of the Associate may at any time and without notice or reference to the Borrower:-

(i) combine or consolidate all accounts including the Bank Account or any other account of any nature whatsoever and either individually or jointly with others, maintained with the Bank and/or the Associate and the Bank may, without prior notice or reference to the Borrower, set off or transfer any securities, monies or other property in any such accounts to satisfy debts, obligations or liabilities on the Borrower's part due and owing to the Bank or any of the Associate, whether such debts, obligations and liabilities are actual or contingent, primary or collateral, secured or unsecured, or joint or several; and

(ii) if any sum is due but remains unpaid hereunder, retain all or any securities, valuables or any other property whatever and wherever situate which may be deposited with or otherwise held by the Bank and/or the Associate for or in the Borrower's name whether for safe custody or otherwise and sell the same or any part thereof at such price and in such manner as the Bank shall determine and the Bank may retain such agent or broker therefor and apply the proceeds thereof to set off any or all sums owing under this Letter after full deduction of all costs and expenses.

(b) The Bank is authorized at any time and in its sole discretion convert any sum in the Bank Account or under the Banking Service into any currency by any lawful means at its disposal and at the prevailing rate of exchange as determined by the Bank on the day of passing the entry for the purpose of set off or transfer without reference to the Borrower.

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20. Conflict:

In the event of any inconsistency amongst this Letter, the Loan Documents and the Security Documents, the provisions of this Letter shall prevail unless the provisions in the Loan Documents or the Security Documents provide the Bank with more extensive protections, powers and rights than those herein. In such event, those provisions in the Loan Documents or the Security Documents shall be prevailing.

21. Law:

(a) This Letter and the Facility shall be governed by the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("**Hong Kong**").

(b) The parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts. The Borrower hereby irrevocably appoints the person named below (if any) as its agent to receive and acknowledge on its behalf service of any writ, summons, order, judgment or other notice of legal process in Hong Kong issued in respect of the Loan Documents. If for any reason the agent (or its successors) no longer serves as agent of the Borrower for this purpose, the Borrower shall promptly appoint a successor agent and notify the Bank thereof. The Borrower agrees that any such legal process shall be sufficiently served on it if delivered to the agent at the address below or the address of the agent last known to the Bank whether or not the agent gives notice thereof to the Borrower.

22. Amendments:

Notwithstanding other provisions of this Letter and without prejudice to the rights of the Bank under this Letter, other Loan Documents and the Security Documents, the Bank may at any time, at its sole discretion, by notice to the Borrower vary, amend or supplement any of the terms of this Letter (including without limitation, the basis of calculation of any interest, charges, commissions or fees) (such variation, amendment and/or supplement, the "**Amendments**"). Such Amendments shall take effect on the date of the notice setting out details of the Amendments or, if later, the date specified in the notice. If the Borrower notify the Bank in writing before the Amendments take effect that the Borrower does not agree to the Amendments, the Facility shall be terminated immediately, the Facility shall immediately cease to be available for further utilisation and all accrued or outstanding liabilities of the Borrower under the Facility shall become immediately due and payable.

23. Personal Data:

The Bank may disclose to any person who proposes to enter into contractual relations with the Bank in relation to this Letter such information about the Borrower as the Bank may consider appropriate.

The Borrower hereto agree that the Bank shall be entitled to disclose from time to time information relating to the Facility/Facilities to the relevant governmental authority or regulatory body.

In relation to the collection, transfer and process of personal data relating to the Borrower, the Bank is subject to the Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong), which regulates the use of personal data and its "Notice Relating to the Personal Data (Privacy) Ordinance (the "Ordinance")" (the "**Notice**") as set out in Schedule C. The

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Borrower hereby acknowledges receipt a copy of the Notice and agrees to be bound by the provisions set out in the Notice.

24. Process Agent:

The Borrower irrevocably appoints the person whose particulars as set out in Schedule A hereto in Hong Kong to be his process agent to accept on his behalf service of process in relation to all legal proceedings in Hong Kong arising out of or in connection with this Letter, the Loan Documents, the Security Documents and such other documents in relation to the Facility/Facilities.

The service of process as aforesaid shall be deemed effective upon service to the process agent (whether or not it is forwarded to and received by the Borrower). Nothing specified herein shall prejudice the Bank's right to serve process in any other manner permitted by law.

Pursuant to Code of Banking Practice, the Borrower hereby consents to the Bank providing to any Guarantor or security provider in respect of any loan or credit facilities extended to the Borrower:

(a) a copy of this Letter;
(b) a copy of any formal demand for overdue payment which is sent to the Borrower; and
(c) from time to time on request by the Guarantor or security provider, a copy of the latest statement of account provided to the Borrower (if any).

All the Promissory Notes under this Letter jointly issued or renewed by Borrower and the Guarantor and delivered to the Bank, for the transactions within the Facilities, either at present or in the future, between Borrower and Bank, shall secure Borrower's performance and repayment of all the obligations owed to the Bank. The Borrower and the Guarantor hereby jointly authorize the Bank to, in the event the Borrower fails or actual facts show that the Borrower's unlikely to perform its obligations, directly fill in, on the said Promissory Note, the maturity date, interest rate and all the other particulars to be filled in to effectively exercise the rights on negotiable instruments pursuant to the law of negotiable instruments of Hong Kong, and request in accordance therewith the repayment, in whole or in part, of the Borrower's obligations and the Borrower and the Guarantor shall not raise any objection.

Please signify your understanding and acceptance of this offer by signing and returning to us the duplicate copy of this Letter to the Bank at 6/F, Tower 5, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon, Hong Kong within one month from the date of this Letter, after which this offer will lapse. When accepted, this Letter will supersede any previous facility letter which the Bank has issued to the Borrower.

We are pleased to be of service to you.
Signed for and on behalf of
Taishin International Bank Co., Ltd, Hong Kong Branch
(incorporated in Taiwan with limited liability) by:

Capacity : Head of BD
Name : Huang Kuang - Shun

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I/We understand and agree to the terms and conditions of this Letter.

Signed for and on behalf of
Star Leader Trading Limited

Star Leader Sigong Ban 江清威s 親簽

For and on behalf of
Star Leader Trading Limited
星領貿易有限公司

Authorized Signature(s)

Authorized Signature(s)

Date :

22 MAR 2021

in the presence:

Name of Witness: 翁筱薇

I.D. Card No. (or equivalent) of Witness: 941822

Address of Witness: 台中市西屯區文心路二段91號3樓

Occupation of Witness : 資深經理

(Signature of Witness)

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TAISHIN INTERNATIONAL BANK CO., LTD
(incorporated in Taiwan, R.O.C. with limited liability)

6/F, Tower 5, The Gateway, 15 Canton Road, Tsimshatsui, Kowloon Tel : (852) 2234 9009 Fax : (852) 2234 9293

I/We understand and agree to the terms and conditions of this Letter. I/We confirm that, notwithstanding the renewal and amendment of the existing facilities to the Borrower pursuant to this Letter, all my/our existing guarantee/security of the Borrower's obligations in favour of the Bank shall remain in full force and effect, unless otherwise specified by the Bank in writing.

Signed by:

CHIANG JING-BIN (江婧斌)

Date : 2 2 MAR 2021

Signed for and on behalf of
J-Star Holding Co., Ltd.

J-Star Signing Bar

For and on behalf of
J-Star Holding Co., Ltd.
家星控股股份有限公司

Authorized Signature(s) *Authorized Signature(s)*

Date: 2 2 MAR 2021

Signed for and on behalf of
源川國際股份有限公司

Authorized Signature(s)

Date:

2 2 MAR 2021

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Schedule A

Particulars of Process Agent for the Borrower

1. Name:
2. Address:
3. Telephone Number:
4. Facsimile Number:
5. Electronic Mail Address:

Particulars of Process Agent for the Guarantor/Security Provider

1. Name:
2. Address:
3. Telephone Number:
4. Facsimile Number:
5. Electronic Mail Address:

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Schedule B

Particulars of Security and Security Documents
抵押品及抵押文件的明細資料

1. ☑ Deed of Guarantee

Details of Guarantee:

(1) Guarantors: CHIANG JING-BIN (江靖斌), J-Star Holding Co., Ltd. and 源川國際股份有限公司
(2) Guarantee Amount: US$1,200,000

2. ☑ Charge on Deposit

Details of Deposit to be charged/charged:

(1) Account Name: Star Leader Trading Limited
(2) Customer number: 008510

3. ☑ Promissory Note

Details of Promissory Note:

(1) Issuers: Star Leader Trading Limited, CHIANG JING-BIN (江靖斌), J-Star Holding Co., Ltd. and 源川國際股份有限公司
(2) Amount: US$1,200,000

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TAISHIN INTERNATIONAL BANK CO., LTD
(incorporated in Taiwan, R.O.C. with limited liability)

6/F, Tower 5, The Gateway, 15 Canton Road, Tsimshatsui Kowloon Tel : (852) 2234 9009 Fax : (852) 2234 9293

Schedule C

Notice relating to the Personal Data (Privacy) Ordinance (the "Ordinance")

This Notice sets out the personal data policies of Taishin International Bank Co., Ltd. Hong Kong Branch (incorporated in Taiwan with limited liability) (the "**Bank**"). Reference to "**Data Subject**" in this Notice means the clients of the Bank and/or other persons, including but without limitation, applicants for the Bank's services and facilities or their referees, sureties and persons providing security for obligations owed to the Bank, shareholders, directors, corporate officers and managers of corporate clients of the Bank, sole proprietors, partners, suppliers, contractors, service providers and other contractual counterparties of the Bank supplying data (including personal data as defined in the Ordinance) to the Bank.

(a) From time to time, it is necessary for Data Subjects to supply the Bank with data in connection with the opening or continuation of accounts and the establishment or continuation of banking facilities or provision of banking services.

(b) Failure to supply such data may result in the Bank being unable to open or continue accounts or establish or continue banking facilities or provide banking services.

(c) It is also the case that data are collected from Data Subjects in the ordinary course of the continuation of the banking relationship, for example, when Data Subjects write cheques or deposit money.

(d) The purposes for which data relating to a Data Subject may be used are as follows: -

(i) processing of applications and the daily operation of the services and credit facilities provided to Data Subjects;

(ii) provision of credit reference (status enquiries);

(iii) conducting credit and other status checks;

(iv) creating and maintaining the Bank's credit scoring models;

(v) assisting other financial institutions to conduct credit checks and collect debts;

(vi) ensuring ongoing credit worthiness of Data Subjects;

(vii) researching and/or designing financial services or related products for Data Subjects' use;

(viii) marketing services, products and other subjects (please see further details in paragraph (g) below);

(ix) operating internal controls and determining amounts owed to or by Data Subjects;

(x) the enforcement of Data Subjects' obligations, including but without limitation, collection of amounts outstanding from Data Subjects and those providing security for Data Subjects' obligations;

(xi) performing wealth management function;

(xii) complying with the obligations, requirements or arrangements for disclosing and using data that apply to the Bank or the Taishin Banking Group of the Bank or that it is expected to comply according to:

(1) any law binding or applying to it within or outside the Hong Kong Special Administrative Region ("**Hong Kong**") existing currently and in the future (e.g. the Inland Revenue Ordinance and its provisions including those concerning automatic exchange of financial account information);

(2) any guidelines or guidance given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers within or outside the Hong Kong existing currently and in the future (e.g. guidelines

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or guidance given or issued by the Inland Revenue Department including those concerning automatic exchange of financial account information);

(3) any present or future contractual or other commitment with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers that is assumed by or imposed on the Bank or the Taishin Banking Group by reason of its financial, commercial, business or other interests or activities in or related to the jurisdiction of the relevant local or foreign legal, regulatory, governmental, tax, law enforcement or other authority, or self-regulatory or industry bodies or associations;

(xiii) for operation purposes, credit assessment, credit scoring models, statistical analysis or behaviour analysis (including in each case, behaviour analysis and evaluation on overall relationship with the Taishin Banking Group to comply with any obligations, requirements, policies, procedures, measures or arrangements for sharing data and information within the Taishin Banking Group and/or any other use of data and information in accordance with any group-wide programmes for compliance with sanctions or prevention or detection of money laundering, terrorist financing or other unlawful activities), whether on the Data Subjects or otherwise;

(xiv) enabling an actual or proposed assignee of the Bank or the Taishin Banking Group, or participant or sub-participant of the Bank's rights or those of the Taishin Banking Group in respect of the Data Subject to evaluate the transaction intended to be the subject of the assignment, participation or sub-participation; and

(xv) all purposes relating thereto, including but not limited to seeking professional advices.

The Bank keeps data only for as long as reasonably required for the above purposes or as required by applicable law. This includes keeping, for as long as reasonably required, such data as required for handling enquiries relating to any of the above purposes.

(e) Data held by the Bank relating to a Data Subject will be kept confidential but the Bank may provide such information to the following parties (whether within or outside Hong Kong) for the purposes set out in paragraph (d) above: -

(i) The Taishin Banking Group, agent, contractor or third party service provider (or a subsidiary, holding company or related company thereof) who provides administrative, telecommunications, computer, payment or securities clearing, data processing or other services to the Bank or the Taishin Banking Group in connection with the operation of its business;

(ii) any other person under a duty of confidentiality to the Bank including the Taishin Banking Group which has undertaken to keep such information confidential;

(iii) the drawee bank providing a copy of a paid cheque (which may contain information about the payee) to the drawer;

(iv) credit reference agencies, and, in the Event of Default, to debt collection agencies;

(v) any person to whom the Bank or the Taishin Banking Group is under an obligation or otherwise required to make disclosure under the requirements of any law binding on or applying to the Bank or the Taishin Banking Group, or any disclosure under and for the purposes of any guidelines or guidance given or issued by any legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers with which the Bank or the Taishin Banking Group are expected to comply, or any disclosure pursuant to any contractual or other commitment of the Bank or the Taishin Banking Group with local or foreign legal, regulatory, governmental, tax, law enforcement or other authorities, or self-regulatory or industry bodies or associations of financial services providers, all of which may be within or outside the Hong Kong and may be existing currently and in the future; 45/96

(vi) any actual or proposed assignee of the Bank or the Taishin Banking Group or participant or sub-participant or transferee of the right of the Bank or those of the Taishin Banking Group in respect of the Data Subject; and

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(vii) any authorized institution (as defined in the Banking Ordinance) or other authorised or regulated entity of similar nature in another jurisdiction with which the data subject has or proposed to have dealings;

(viii) the following institutions which the Bank engages for the purposes set out in paragraph (d)(viii) above.

(1) the Taishin Banking Group;

(2) third party financial institutions, insurers, card companies, securities and investment services providers;

(3) third party reward, loyalty, co-branding and privileges programme providers;

(4) co-branding partners of the Bank and the Taishin Banking Group (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be);

(5) charitable or non-profit making organisations; and

(6) external service providers (including but not limited to professional advisers, mailing houses, telecommunication companies, telemarketing and direct sales agents, call centres, data processing companies and information technology companies and market research firms).

(f) (For the purpose of (d)(iii) above, the Bank may from time to time access and obtain consumer credit data of the Data Subject from a credit reference agency for reviewing any of the following matters in relation to the credit facilities granted:

(i) an increase in the credit amount;

(ii) the curtailing of credit (including the termination of credit or reduction of facility amount); or

(iii) the putting in place or the implementation of a scheme of arrangement with the Data Subject.

When the Bank access consumer credit data about a Data Subject held with a credit reference agency, it must comply with the Code of Practice on Consumer Credit Data approved and issued under the Ordinance (the "**Code**") and other relevant regulatory requirements.

(g) Of all the data which may be collected or held by the Bank from time to time in connection with mortgages, the following data relating to the Data Subject (including any updated data of any of the following data from time to time) may be provided by the Bank to a credit reference agency:

(i) full name;

(ii) capacity in respect of each mortgage (as borrower, mortgagor or guarantor, and whether in the Data Subject's sole name or in joint names with others);

(iii) Hong Kong Identity Card Number or travel document number;

(iv) date of birth;

(v) address;

(vi) mortgage account number in respect of each mortgage;

(vii) type of the facility in respect of each mortgage;

(viii) mortgage account status in respect of each mortgage (e.g. active, closed, write-off (other than due to a bankruptcy order), write-off due to a bankruptcy order); and

(ix) if any, mortgage account closed date in respect of each mortgage.

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The credit reference agency will use the above data supplied by the Bank for the purposes of compiling a count of the number of mortgages from time to time held by the Data Subject, as borrower, mortgagor or guarantor respectively and whether in the Data Subject's sole name or in joint names with others, for sharing in the consumer credit database of the credit reference agency by credit providers (subject to the requirements of the Code).

(h) **USE OF DATA IN DIRECT MARKETING**

The Bank intends to use a Data Subject's data in direct marketing and the Bank requires the Data Subject's consent (which includes an indication of no objection) for that purpose. In this connection, please note that:

(i) the name, contact details, products and services portfolio information, transaction pattern and behaviour, financial background and demographic data of a Data Subject held by the Bank from time to time may be used by the Bank in direct marketing;

(ii) the following classes of services, products and subjects may be marketed:

(1) financial, insurance, cards (meaning cards used to withdraw cash or pay for goods and services, including credit cards, debit cards, ATM cards and stored value cards), banking and related services and products;

(2) reward, loyalty or privileges programmes and related services and products;

(3) services and products offered by the Bank's co-branding partners (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be); and

(4) donations and contributions for charitable and/or non-profit making purposes;

(iii) the above services, products and subjects may be provided or (in the case of donations and contributions) solicited by the Bank and/or:

(1) the Taishin Banking Group;

(2) third party financial institutions, insurers, card companies, securities and investment services providers;

(3) third party reward, loyalty, co-branding or privileges programme providers;

(4) co-branding partners of the Bank (the names of such co-branding partners can be found in the application form(s) for the relevant services and products, as the case may be) and the Taishin Banking Group; and

(5) charitable or non-profit making organisations;

(iv) in addition to marketing the above services, products and subjects itself, the Bank also intends to provide the data described in paragraph (h)(i) above to all or any of the persons described in paragraph (h)(iii) above for use by them in marketing those services, products and subjects, and the Bank requires the Data Subject's written consent (which includes an indication of no objection) for that purpose;

(v) The Bank may receive money or other property in return for providing the data to the other persons in paragraph (h)(iv) above and, when requesting the Data Subject's consent or no objection as described in paragraph (h)(iv) above, the Bank will inform the Data Subject if it will receive any money or other property in return for providing the data to the other persons.

If a Data Subject does not wish the Bank to use or provide to other persons his data for use in direct marketing as described above, the Data Subject may exercise his opt-out right by notifying the Bank at any time and without charge.

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(i) Under and in accordance with the terms of the Ordinance and the Code of Practice on Consumer Credit Data, any Data Subject has the right: -

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(i) to check whether the Bank holds data about him and of access to such data;

(ii) to require the Bank to correct any data relating to him which is inaccurate;

(iii) to ascertain the Bank's policies and practices in relation to data and to be informed of the kind of personal data held by the Bank;

(iv) in relation to consumer credit data (including data relating to mortgages) which has been provided by the Bank to a credit reference agency:

(1) to request to be informed which items of data are routinely disclosed to credit reference agencies or debt collection agencies;

(2) be provided with further information to enable an access and correction request to be made to the relevant credit reference agency or debt collection agency; and

(3) upon termination of the account by full repayment, to instruct the Bank to request a credit reference agency to delete any such data from its database, as long as the instruction is given within five years of termination and there has been no payment default in excess of 60 days within five years immediately before account termination.

(j) In the event of any default of payment relating to an account, unless the amount in default is fully repaid or written off (other than due to a bankruptcy order) before the expiry of 60 days from the date such default occurred, the account repayment data may be retained by the credit reference agency until the expiry of five years from the date of final settlement of the amount in default. Account repayment data include amount last due, amount of payment made during the last reporting period (being a period not exceeding 31 days immediately preceding the last contribution of account data by the Bank to a credit reference agency), remaining available credit or outstanding balance and default data (being amount past due and number of days past due, date of settlement of amount past due, and date of final settlement of amount in default lasting in excess of 60 days (if any)).

(k) In the event any amount in an account is written-off due to a bankruptcy order being made against a Data Subject, the account repayment data (as defined in paragraph (j) above) may be retained by the credit reference agency, regardless of whether the account repayment data reveal any default of payment lasting in excess of 60 days, until the expiry of five years from the date of final settlement of the amount in default or the expiry of five years from the date of discharge from a bankruptcy as notified by the Data Subject with evidence to the credit reference agency, whichever is earlier.

(l) In accordance with the terms of the Ordinance, the Bank has the right to charge a reasonable fee for the processing of any data access request.

(m) Pursuant to the Ordinance, Data Subjects may make data access or data correction requests or request information regarding policies and practices and kinds of data held. Such request should be addressed to:

The Data Protection Officer
Taishin International Bank Co., Ltd. Hong Kong Branch
(incorporated in Taiwan with limited liability)
6/F, Tower 5, The Gateway,
15 Canton Road, Tsimshatsui,
Kowloon, Hong Kong
Telephone: (852) 2234 9009
Fax: (852) 2234 9293

(n) The Bank may have obtained a credit report on or access the database of the Data Subject from a credit reference agency in considering any application for credit or conducting credit reviews from time to time. In the event the Data Subject wishes to access the credit report, the Bank will advise the contact details of the relevant credit reference agency.

(o) Nothing in this Notice shall limit the rights of Data Subjects under the Ordinance.

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